[EXECUTION COPY]

                              FORECLOSURE AGREEMENT

         This  Foreclosure   Agreement,   dated  as  of  August  5,  2005  (this
"Agreement"), by and among SCAN-OPTICS, INC., a Delaware corporation (the "Borrower"), SO ACQUISITION, LLC, as the lender party to the Credit Agreement (as defined hereinafter) (the "Lender"), and PATRIARCH PARTNERS AGENCY SERVICES, LLC, a Delaware limited liability company, as agent for the Lender (in such capacity, together with any successor agent, the "Agent").

                                    RECITALS

         I. Pursuant to that certain Third Amended and Restated Credit Agreement, dated as of March 30, 2004, by and among the Borrower, certain subsidiaries of the Borrower as guarantors thereto, the Lender and the Agent, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of June 27, 2005 (as so amended, and as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), and certain other documents, instruments and agreements executed pursuant thereto or in connection therewith (collectively, the "Related Agreements" and together with the Credit Agreement, the "Loan Documents"), the Lender (or its predecessors in interest in the Loans (as defined hereinafter) has made loans to and other financial accommodations to, or for the benefit of, the Borrower (all such loans and other financial accommodations being herein referred to collectively as the "Loans"). The Loans and all other obligations of the Borrower to the Lender, howsoever created, arising or evidenced (collectively, the "Loan Obligations"), are secured by substantially all of the Borrower's assets.

         II. Pursuant to those certain Assignment Agreements, dated as of August 5, 2005, between Zohar CDO 2003-1, Limited and Zohar II 2005-1, Limited, on the one hand (together, the "Prior Lenders"), and Lender, on the other hand, the Lender purchased all of the Prior Lenders' right, title and interest in the Loan Documents and the Loan Obligations.

         III. The Borrower acknowledges that as of August 5, 2005, (a) the aggregate outstanding principal amount of the Loans is $14,310,000, (b) the Borrower has failed to repay certain principal amounts in accordance with the requirements of Section 2.9 of the Credit Agreement, and (c) the Borrower has defaulted on its obligations under Section 6.2(c) of the Credit Agreement by permitting Consolidated Earnings Before Interest Taxes and Depreciation and Amortization for the four consecutive Fiscal Quarters ending June 30, 2005 to be less than $208,000.

         IV. As of the date of this Agreement, the Lender and the Borrower each have determined, independently, that the principal amount of all Loans outstanding exceeds the fair market value of the Borrower's business as a going concern.

         V. The Borrower acknowledges that, as a result of continuing defaults by the Borrower in the performance of the Loan Obligations, the Lender has the right, with the written consent of the Borrower, under Section 9-620 of the Delaware Commercial Code or the equivalent provisions of any relevant state's Uniform Commercial Code (collectively, the "UCC") to accept the Collateral (as hereinafter defined) in partial satisfaction of the Loan Obligations.

         VI. The Borrower acknowledges that, effective as of the date hereof, all Loan Obligations have been accelerated and are immediately due and payable.

         VII.  The Lender has asked the  Borrower and the Borrower has agreed to
(a) surrender possession of the Subject Assets to the Lender in partial satisfaction of the Loan Obligations to the extent such assets are subject to foreclosure under the UCC and (b) surrender possession of all remaining Subject Assets to the Lender as payment in kind for the remaining balance of the Loan Obligations.

         VIII. In order to maximize the value of the Collateral as part of a going concern, the Lender has agreed to assume certain obligations of the Borrower, as further described in this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Borrower, the Agent and the Lender agree as follows:

         1. Incorporation of Recitals. The Recitals set forth above are true and correct, and are incorporated into and form an integral part of the agreement among the parties contained in this Agreement.

         2. Acceptance.

              2.1 Subject Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined hereinafter) the Borrower shall assign, transfer and deliver to the Lender, and the Lender shall accept, acquire and take assignment and delivery of, all of the Borrower's right, title and interest in and to all of the assets of the Borrower (in each case, including, but not limited to, those assets set forth on Schedule 2.1, hereinafter referred to collectively as the "Subject Assets"), as follows: (i) to the extent the Subject Assets are subject to a security interest in favor of the Agent or the Lender under Article 9 of the UCC (the "Collateral"), such Subject Assets shall be assigned, transferred and delivered to the Lender free and clear of all liens, claims, security interests and encumbrances pursuant to Section 9-620 of the UCC, in partial satisfaction of the Loan Obligations and (ii) all remaining Subject Assets shall be assigned, transferred and delivered to the Lender by other applicable law or as payment in kind in consideration of the Lender's releasing on the Closing Date (as hereinafter defined) the Borrower from the remaining balance of such Loan Obligations; provided,


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


however, that the Subject Assets shall not include the Excluded Assets (as defined in Section 2.2).

              2.2 Excluded Assets. Notwithstanding the foregoing, the Borrower is not transferring, and the Lender is not accepting, any of the assets more particularly described on Schedule 2.2 (such assets hereinafter being referred to collectively as the "Excluded Assets").

              2.3 Assumption of Obligations or Liabilities.

               (a) The Lender is not assuming any liabilities or obligations of any kind or nature whatsoever of the Borrower except as specifically indicated on Schedule 2.3(a).

               (b) The Lender hereby assumes the obligation to fund all disbursement requests on the Borrower's bank accounts (as set forth on Attachment 1 to Schedule 2.1 (the "Bank Accounts") with respect to checks or debit advices dated on or before August 5, 2005. The Lender shall satisfy such obligations by depositing or arranging to deposit in the Bank Accounts funds sufficient to cover such Obligations on a timely basis following a request for such funding from the Borrower.

              2.4 Employees. The Lender shall offer employment, subject to and effective upon Closing, to all employees employed by the Borrower as of the Closing Date (the "Employees"). The offer by Lender shall be on terms substantially equivalent to those terms on which each such Employee was employed by the Borrower immediately prior to Closing. Nothing in this Section 2.4 shall be construed as a guarantee of employment for any particular period, or any limitation on the right of the Lender, in its sole and exclusive discretion, to establish, modify, or eliminate the employment terms and conditions of its employees. In addition, for the avoidance of doubt, the Lender is not assuming any liabilities or obligations with respect to any employment agreements.

              2.5 Employee Benefit Plans.  Upon the Closing Date, the Lender (i)
shall assume sponsorship of each contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance programs, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) (collectively, the "Employee Benefit Plans") sponsored by the Borrower and (ii) is hereby substituted for the previous sponsor and previous administrator as plan sponsor and plan administrator, respectively, under each of the Employee Benefit Plans. As of the Closing Date, the previous sponsor and all previous participating employers shall cease to be a "participating employer" under the Employee Benefit Plans. All references in the





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

Employee Benefit Plans to the previous sponsor are hereby changed to references to the Lender, and the Lender assumes all powers, duties, rights, privileges, obligations and liabilities of the previous plan sponsor under those plans. Each of the Employee Benefit Plans shall be maintained and administered by the Lender in accordance with its terms subject to the same powers to amend or terminate such plan previously reserved to the previous plan sponsor. As of the Closing Date, the Lender hereby assumes all responsibilities and liabilities for making contributions and paying benefits under each Employee Benefit Plan whether incurred or accrued prior to or subsequent to the Closing Date. As of the Closing Date, the Lender hereby assumes any and all agreements and insurance contracts relating to any Employee Benefit Plan between the previous sponsor and any insurance company, third party administrator, recordkeeper, trustee or actuary. The Borrower shall use its best efforts to assist the Lender in securing any consents required for the Lender to assume any agreements and insurance contracts relating to the Employee Benefit Plans. Notwithstanding the foregoing, Lender is not assuming any liabilities or obligations of any kind or nature whatsoever of the Borrower regarding or related to accrued retirement benefits owed by Borrower to Clarence Rife.

              2.6 Accrued Benefits. The Lender agrees that each Employee will be given credit for all service with the Borrower for the purposes of determining eligibility, participation and vesting in all employee benefits offered by the Lender. Such grant of past service credit will include, without limitation, for benefit accrual and computation purposes, all vacation, sick leave and paid time off. In addition, the Lender agrees to continue to recognize, or otherwise be responsible for satisfying accrued benefits with respect to, all vacation time, sick leave, paid time off, or other leave accrued by each Employee as of the Closing.

              2.7 Compliance with the UCC. It is the express intent of the parties hereto that the acceptance and transfer of the Collateral contemplated hereby be consummated pursuant to Section 9-620 of the UCC. The Borrower acknowledges and agrees that this Agreement shall be deemed the Borrower's acceptance of and consent to Lender's proposal pursuant to Section 9-620 of the UCC of the Lender's proposal for acceptance of the Collateral in partial satisfaction of the Loan Obligations, which shall be received by the Lender in partial satisfaction of the Loan Obligations as provided herein, and shall discharge, by operation of law, any security interests or liens subordinate to the security interests and liens on the Collateral of the Agent and the Lender. The parties acknowledge and agree that effective as of the Closing Date the Borrower has transferred all of its right, title and interest in and to the Subject Assets to the Lender and from and after the Closing Date the Borrower shall have no beneficial interest in the Subject Assets notwithstanding the failure to obtain any consents, approvals or acknowledgements by any third party.

         3. Liabilities.



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


              3.1 No Assumption of Liabilities. The Borrower agrees that the Agent and the Lender have not assumed any liability or obligation with respect to any of the Subject Assets except as set forth on Schedule 2.3(a).

              3.2 Directors and Officers Insurance. The Borrower shall obtain a D&O "tail" insurance policy covering the Borrower and the Borrower's, directors and officers for liability with respect to events which occurred on or prior to the Closing Date. The policy shall provide coverage in the amount of $10,000,000 of loss for any event incurred prior to the Closing but claimed anytime prior to three years after the Closing. The Lender agrees to fund Borrower for, or pay the insurer directly on behalf of Borrower upon appropriate direction of Borrower, the premium payable on such policy, provided, however, the premium on such policy shall not exceed $268,000 in the aggregate. (the "D&O Reimbursement"). In the event the Lender shall fail to fund Borrower for the D&O Reimbursement, the Prior Lenders agree to fund Borrower for, or pay the insurer directly on behalf of Borrower upon appropriate direction of Borrower, the D&O Reimbursement on a pro rata basis based upon their respective prior ownership percentage of the Loans.

              3.3 Closing Date. The "Closing Date" shall mean August 5, 2005 or such other date as agreed upon by the parties hereunder.

              3.4 Time and Place. The transfer and delivery of all documents and instruments necessary to consummate the transfer of the Subject Assets and the other transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Richards Spears Kibbe & Orbe LLP, One World Financial Center, New York, New York 10281, at 10:00 a.m. New York City time on the Closing Date, or at such other time and such other place as the parties may agree.

              3.5 Transactions at Closing. At the Closing:

                    (a) The Borrower shall execute and deliver a General Assignment and Bill of Sale in substantially the form of Exhibit A hereto to Lender.

                    (b) To the extent not set forth in Attachment 1 to Schedule 2.1, the Borrower shall deliver to Lender, as applicable, a list of all persons who are signatories to all bank accounts included in the Subject Assets.

                    (c) The Borrower shall deliver to the Lender a copy of the resolution of the full Board of Directors of the Borrower authorizing the Borrower to enter into this Agreement and the transactions contemplated hereby.

                    (d)  The Borrower shall have received an opinion  acceptable
                         to  it  from  Parker  Benjamin,   Inc.   regarding  the
                         transactions contemplated in this Agreement.



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


                    (e)  The  Lender  shall  deliver  to the  Borrower a written consent of Ark CLO  2000-1,  Limited,  as the holder of
                         (i) 100% of the Borrower's issued and outstanding 4% Series I Cumulative Redeemable Preferred Stock and (ii) approximately 80% of the Borrower's issued and outstanding Common Stock, in form and substance reasonably satisfactory to the Borrower.

                    (f) The Borrower shall have delivered a wind down budget for the wind up of the affairs of Borrower and the dissolution of the Borrower (the "Wind Down Budget"), in form and substance satisfactory to Lender, which is attached hereto as Schedule 3.5(f).

                    (g)  The Borrower shall have delivered a letter  authorizing
                         the   Lender   to  use  the  name   "Scan-Optics",   in
                         substantially the form of Exhibit B hereto.

                    (h) The Borrower shall deliver to the Lender executed documents for recording the assignment of patents and trademarks in each case, as requested by the Lenders and in substantially the form of Exhibit C-1 and Exhibit C-2 hereto as applicable.

                    (i) The Borrower shall deliver to the Lender and each of Borrower's banks an Instruction Letter in substantially the form of Exhibit D.

                    (j) The Borrower shall transfer to the Lender in immediately available funds, and in accordance with the wire transfer instructions set forth on Schedule 3.5(j) or as otherwise instructed by the Lender, all amounts in the Borrower's Bank Accounts and any other bank account held by Borrower.

         4. Representations, Warranties, and Covenants of the Borrower. The Borrower represents and warrants to the Agent and the Lender as follows:

              4.1 Power  and  Authority.  Borrower  is duly  organized,  validly existing, and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, except that the assignment of certain contracts that are part of the Subject Assets may require the consent of the contracting counterparty, and except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

              4.2 No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower, or any order, judgment or decree of any court or other agency of government binding on the Borrower, except that the assignment of certain government contracts that are part of the Subject Assets may require the consent of the contracting



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agency,  or (ii) violate any provision of the certificate of  incorporation  and bylaws of the Borrower.

              4.3 Binding Obligation. This Agreement has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

              4.4 Location of Subject Assets. The Borrower represents and warrants that, except for certain spare parts associated with the Borrower's Access Services Division, all of the Subject Assets are located within the State of Connecticut.

              4.5 Notice of Default; Other Liens. Notice of default has been given to Borrower by the Agent with respect to the Loan Documents and Borrower hereby waives any right for additional or further notice. Borrower acknowledges that it is in material default under the Loan Documents and that such default is continuing and has not been waived by the Lender. Borrower acknowledges that the Loan Obligations have been accelerated. To the best Borrower's knowledge after due inquiry with the secretaries of state of the State of Connecticut and the State of Delaware, other than those perfected purchase money security interests or other liens on the Subject Assets indicated on the UCC-1 financing statements attached to Schedule 4.5, the Subject Assets are not subject to any liens, claims, and encumbrances that are senior to or pari passu with the Lender's liens. The Borrower acknowledges that, as of the date hereof, it is indebted to Agent and the Lender pursuant to the Loan Document in an amount not less than $14,310,000 in outstanding principal plus accrued and unpaid interest thereon and all costs, fees and expenses incurred under the Loan Documents (collectively, the "Current Outstanding Indebtedness"). The Borrower agrees that it owes the Current Outstanding Indebtedness free of any offset, defense or counterclaim and agrees that it will not assert any set off, defense or counterclaim to the Current Outstanding Indebtedness.

              4.6 Access. For the period between the date hereof and the Closing, the Borrower shall make available to the Agent and the Lender, and allow the Agent and the Lender access to, the Subject Assets and the books and records of the Borrower.

              4.7 Name Change. Upon Lender's request, the Borrower shall use its reasonable best efforts to change its name to a name which has no resemblance or connection to and is not likely to be identified or associated with its current name or the name of the Lender.

              4.8 Bank Accounts. The Borrower agrees that it is in the best interest of Borrower and its employees to assign all right, title and interest in the amounts in the Bank Accounts to the Lender effective as of the Closing Date and the Borrower acknowledges and agrees that the Borrower has transferred all of its right, title and interest in and to all amounts in the Bank Accounts to the Lender and from and after the Closing Date the Borrower shall have no beneficial interest in the amounts in such Bank Accounts. Accordingly, the Borrower agrees to use commercially reasonable efforts to cause each bank to recognize the Lender as the owner of all amounts in such Bank



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


Accounts and shall execute all appropriate documentation in connection therewith. In addition, the Borrower represents and warrants that as of the Closing Date Borrower has no cash or cash equivalents other than the amounts in the Bank Accounts.

              4.9 Post-Closing Notices. Promptly upon, and in any event no later than one business day after, any officer of the Borrower obtaining knowledge of any law suit or other judicial process commenced or to be commenced against Borrower and/or its officers and directors (in their capacity as officers and/or directors of Borrower), Borrower shall provide written notice to Lender of such law suit or judicial process, along with copies of pleadings or documents relating to such law suit or judicial process (each such notice, a "Notice of Judicial Action").

         5. Representations, Warranties and Covenants of the Lender: The Lender, as to itself, represents and warrants to the Borrower as follows:

              5.1 Power and Authority. The Lender has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

              5.2 Binding Obligation. This Agreement has been duly executed and delivered by the Lender and is the legally valid and binding obligation of the Lender enforceable against the Lender in accordance with its terms, expect as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

              5.3 Lender. Lender is the sole lender under the Loan Document entitled to all rights and benefits as Lender under the Loan Documents.

              5.4 Bulk Transfer Act. The Lender acknowledges that the Borrower will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement

         6. Agreement Concerning Post-Closing Collections. The Borrower agrees that it will promptly turn over to the Agent for the benefit of itself and the Lender, in the form received, all cash, checks and other items of payment which are received by or otherwise come into its possession (other than the Excluded Assets) from and after the Closing Date, which represent payments by account debtors or payments on or proceeds of or otherwise related to the Subject Assets which shall after the Closing be the property of the Agent for the benefit of itself and the Lender. Prior to delivery to the Agent for the benefit of itself and the Lender of amounts which are received by the Borrower, the Borrower, will hold all such cash, checks and other items of payment in trust for the Agent for the benefit of itself and the Lender. The Borrower hereby irrevocably constitutes and appoints the Lender with full power of substitution, as the Borrower's true and lawful attorney-in-fact, with full irrevocable power and authority, in the place and



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



stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, the Borrower grants to the Lender the power and right, on behalf of the Borrower, without notice or assent by the Borrower and at any time, to do the following (i) take any action deemed appropriate by the Lender for the purpose of collecting any and all monies due Lender and (ii) take all actions the Lender deems necessary to perfect, preserve or realize upon the Subject Assets, all as fully and effectively as the Borrower might do.

         7. The Lender's Conditions to Closing; Deliveries to the Lender at Closing. The obligation of the Lender to consummate the Closing shall be subject to the satisfaction, in Lender's sole discretion, at or prior to Closing, of the following conditions: (a) the Lender shall have received all items required by
Section 3.5 of this Agreement; (b) no bankruptcy or insolvency petition shall have been filed by the Borrower or filed against the Borrower which has not been dismissed (unless waived in writing by the Agent and the Lender); and (c) the representations, warranties and covenants are true and correct and fully performed as the case may be at or before the Closing.

         8. Post-Closing Transactions.

              8.1 Satisfaction of Assumed Obligations. On behalf of the Borrower, the Lender shall satisfy in full, in the ordinary course of business, all Assumed Obligations that are due as of the Closing Date or become due after the Closing Date, and shall perform fully all of the Borrower's obligations under the Subject Assets. The assumption and payment by the Lender of liabilities of the Borrower, including payments to certain of the Borrower's unsecured creditors is made as an accommodation to the unsecured creditors in order to avoid disruption in the Lender's future relationship with critical vendors and customers and to assure continuity of business. Further, the Lender is making such payments with the intention that it will minimize residual claims against the Borrower and achieve an outcome for the Borrower and its unsecured creditors that is more favorable than might be achieved in any bankruptcy, reorganization, liquidation or other similar proceeding under federal or state law.

              8.2 Wind Down Budget. Lender agrees to fund, from time to time, those expenses incurred by Borrower in accordance with the Wind Down Budget. Whenever the Borrower desires that Lender fund an expense item in the Wind Down Budget, the Borrower shall deliver to Lender a written funding request, which request shall (i) specify in detail the specific wind down cost item to which the requested funding will be applied and (ii) provide additional documentation of such costs, which documentation shall be in form and substance satisfactory to the Lender. Within a reasonable time following receipt of the funding request, Lender shall fund the requested amount to Borrower, or, at the request and direction of the Borrower, pay such requested




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amount to the party designated by the Borrower; provided that in connection with and as a condition to such funding, Borrower shall provide to Lender such documents and information as the Lender may reasonably request; provided further, the maximum amount to be funded by Lender to Borrower pursuant to the Wind Down Budget shall not be greater than $827,794. Any and all amounts requested by the Borrower under this Section 8.2 shall be used by Borrowers solely for the specific expense item or items for which such funding request was made.

              8.3 Post-Closing Actions Against Borrower. Borrower and Lender agree that upon Lender's receipt of a Notice of Judicial Action pursuant to
Section 4.9, (a) Lender shall, at its sole and absolute discretion, either (i) fund the Borrower's defense of the action or proceeding that is the subject of such Notice of Judicial Action or (ii) take over and assume the defense of the action or proceeding that is the subject of such Notice of Judicial Action and
(b) Borrower shall cooperate with the Lender with respect to the defense of or response to any action or proceeding that is the subject of such Notice of Judicial Action.

              8.4 Errors and Omissions Insurance Policy. Borrower and Lender agree that until the earlier of (a) the date on which the Lender secures all required consents, approvals or acknowledgements by any third party to assume any contracts or agreements related to work performed by Borrower's Access Services Division or (b) September 30, 2005, Borrower shall be named as an additional insured under the Lender's errors and omissions insurance policy.

         9. Miscellaneous.

              9.1 General. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys, accountants and outside advisor's fees and disbursements, shall be borne by the party incurring such fees.

              9.2 Notice. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or by courier, if mailed by certified mail return receipt requested, postage prepaid, or if sent by written telecommunication, confirmation of receipt received, as follows:


                           If to the Agent, to:

                           Patriarch Partners Agency Services, LLC
                           112 South Tryon Street, Suite 700
                           Charlotte, North Carolina 28284
                           Attention: Loan Administration/Scan-Optics
                           Facsimile No.: (704) 375-0358

                           With a copy sent contemporaneously to:

                           Richards Spears Kibbe & Orbe LLP
                           One World Financial Center
                           New York, New York 10281
                           Attention: Michael Friedman, Esq.
                           Facsimile No.: (917) 344-8846

                           If to the Borrower, to:

                           Scan Optics, Inc.
                           169 Progress Drive
                           Manchester, Connecticut  06040
                           Telephone: (860) 645-7878
                           Facsimile: (860) 645-7995
                           Attention: Scott Schooley

                           With a copy sent contemporaneously to:

                           Day, Berry & Howard LLP
                           CityPlace I
                           Harford, Connecticut  06103-3499
                           Telephone: (860) 275-0100
                           Facsimile: (860) 275-0343
                           Attention: Richard D. Harris, Esq.

                           If to the Lender, to:

                           SO Acquisition, LLC
                           169 Progress Drive
                           Manchester, Connecticut  06040
                           Telephone: (860) 645-7878
                           Facsimile: (860) 645-7995
                           Attention: Chief Executive Officer

                           With a copy sent contemporaneously to:

                           Lawrence A. Dvorin, Esq.
                           Levin, Ford & Paulekas, LLP
                           280 Trumbull Street
                           Hartford, CT  06103
                           Phone:  860-808-4208
                           Fax:     860-249-7500

              9.3 Entire Agreement. This Agreement and the related schedules, exhibits and agreements delivered in connection herewith contain the entire understanding of the parties with respect to the subject matter hereof, supersede all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

              9.4 Governing Law. The validity and construction of this Agreement shall be governed by the internal laws of the State of New York without regard to principles of conflicts of laws.

              9.5 Sections, Section Headings and Defined Terms. All enumerated subdivisions of this Agreement are herein referred to as "sections" or "subsections." The headings of the sections and subsections are for reference only and shall not limit or control the meaning thereof. Capitalized terms contained in the Exhibits or Schedules to this Agreement, which are not otherwise defined in such Exhibits or Schedules, shall have the meaning ascribed to them in this Agreement.

              9.6 Successors. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, successors and assigns.

              9.7   Survival   of    Representations    and   Warranties.    All
representations and warranties contained in this Agreement shall survive the Closing.

              9.8 Further Assurances. From time to time, at the reasonable request of another party hereto, each party hereto shall execute and deliver such further instruments and take such further actions at the expense of the requesting party, as such requesting party may in good faith deem necessary or desirable in order to assure that the transfers, purposes and objectives of this Agreement are fully accomplished. Without limiting the generality of the foregoing, the Borrower will render every commercially reasonable assistance to the Agent and the Lender with respect to the assignment, transfer, and delivery of the Subject Assets to the Agent and the Lender and to effectuate the transactions contemplated hereby; and in the event of commencement hereafter of any case by or against the Borrower pursuant to Title 11 of the United States Code, the Borrower shall take all necessary action to move the bankruptcy court and support the effectuation of such assignment, transfer, and delivery of the Subject Assets to the Agent and the Lender pursuant to the terms of this Agreement, including but not limited to, (i) objecting to the entry of an order of relief against Borrower and/or (ii) moving for the dismissal of any bankruptcy petition filed against Borrower; provided that as a condition to taking such action, the Lender shall have funded Borrower such amount as reasonably necessary for Borrower to take such action. The Borrower shall deliver to the Lender all books and records of the Borrower in the possession of the Borrower, except for Borrower's corporate records (including, but not limited to, all corporate minute books), as soon as reasonably practicable after the Closing Date; provided that Borrower may retain copies of any such records as needed in order to wind-down its business, and that Lender and Agent grant Borrower access to such books and records on an as-needed basis.

              9.9 No Implied Rights or Remedies. Nothing herein is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the Borrower, the Agent and the Lender (and their successors and permitted assigns) any rights or remedies under or by reason of this Agreement.

              9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.

              9.11 Releases.

                    (a) The Borrower, the Lender and the Agent, and, to the full extent applicable, their respective affiliates, subsidiaries, stockholders, general partners, limited partners, members, creditors, successors, assigns, attorneys, employees, agents, representatives, managers, officers and directors (collectively, in such capacity, the "Releasors"), hereby waives and releases, as applicable, the Borrower, the Lender, and the Agent, including, to the full extent applicable, their respective affiliates, subsidiaries, stockholders, general partners, limited partners, members, creditors, successors, assigns, attorneys, employees, agents, representatives, managers, officers and directors (collectively, in such capacity, the "Releasees"), from all claims, rights, demands, debts, liabilities, actions and causes of action of any and every type or nature whatsoever, whether known or unknown, whether arising on or before the Closing Date in law or equity, or by tort or contract, relating directly or indirectly to the Borrower, or the Loan Documents; provided, however, that nothing herein shall be, or shall be construed as, a waiver or release of any claim, right or cause of action (i) under this Agreement or arising, whether directly or indirectly, from any breach hereunder or (ii) arising from the gross negligence, willful misconduct, fraud, breach of fiduciary duty or malpractice; provided further, that the release set forth herein is not intended, and shall not be read, to release a Releasee in the event such Releasee brings an action or suit against a Releasor and any release of such Releasee hereunder shall be null and void ab initio; provided still further, that nothing herein shall be, or shall be construed as, a waiver or release of any claim, right or cause of action by the Borrower, the Lender or the Agent against any of James C. Mavel, Joel K. Howser, Richard Goyette or Joseph Crouch (collectively, the "Specified Individuals"), in their individual capacity or in their capacity as an officer or director of the Borrower.

                    (b) Notwithstanding the provision in the last proviso in clause (a) above regarding the Specified Individuals, in the event any Specified Individual enters into an agreement pursuant to which such Specified Individual releases the Borrower, the Lender and the Agent, and, to the full extent applicable, their stockholders, general partners, limited partners, members, creditors, successors, assigns, attorneys, employees, agents, representatives, managers, officers and directors from all claims, rights, demands, debts, liabilities, actions and causes of action of any and every type or nature whatsoever, whether known or unknown, whether arising on or before the Closing Date in law or equity, or by tort or contract, relating directly or indirectly to the Borrower, or the Loan Documents, then such Specified Individual shall be deemed to have been released pursuant to the release provision set forth in clause (a) above.

                    (c) The Borrower, the Lender and the Agent also waives and releases and promises never to assert any such claims, even if such person does not now know or believe that it has such claims.

                    (d) The Borrower and, to the full extent applicable, its affiliates, subsidiaries, stockholders, general partners, limited partners, members, creditors, successors, assigns, attorneys, employees, agents, representatives, managers, officers and directors hereby waives and releases Ark CLO 2000-1, Limited and, to the full extent applicable, its affiliates, subsidiaries, stockholders, general partners, limited partners, members, creditors, successors, assigns, attorneys, employees, agents, representatives, managers, officers and directors from all claims, rights, demands, debts, liabilities, actions and causes of action of any and every type or nature whatsoever, whether known or unknown, whether arising on or before the Closing Date in law or equity, or by tort or contract, relating directly or indirectly to the Borrower, the Loan Documents, this Agreement and the transactions contemplated hereby.

              9.12 Jurisdiction. The parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it and waive any objection that they may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over them.

              9.13 Several Liability. The Borrower acknowledges and agrees that the Agent's and each Lender's obligations hereunder are several and not joint and several.


      [Remainder of page intentionally left blank; signature pages follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly respective officers as of the date and the year first above written.


                                    BORROWER:

                                    SCAN-OPTICS, INC.



                                    By: /s/ Paul M. Yantus
                                    Name: Paul M. Yantus
                                    Title: President & CEO

                                    LENDER:

                                    SO ACQUISITION, LLC


                                    By: /s/ Lynn Tilton
                                    Name: Lynn Tilton
                                    Title: Manager



                                    AGENT:

                                    PATRIARCH PARTNERS AGENCY SERVICES, LLC


                                    By: /s/ Lynn Tilton
                                    Name: Lynn Tilton
                                    Title: Manager

                                    PRIOR LENDERS
                                    For purposes of Section 3.2 Only:


                                    ZOHAR CDO 2003-1, LIMITED

                                    By:      Patriarch Partners VIII, LLC,
                                             its Collateral Manager


                                    By: /s/ Lynn Tilton
                                    Name: Lynn Tilton
                                    Title: Manager


                                    ZOHAR II 2005-1, LIMITED

                                    By:      Patriarch Partners XIV, LLC,
                                             its Collateral Manager


                                    By: /s/ Lynn Tilton
                                    Name: Lynn Tilton
                                    Title: Manager





                                    ARK CLO 2000-1, LIMITED
                                    Acknowledged and Agreed to with Respect
                                    to Section 9.11(d) Only:


                                    ARK CLO 2000-1, LIMITED


                                    By: /s/ Lynn Tilton
                                    Name: Lynn Tilton
                                    Title: Director

                                    EXHIBIT A
                                    ---------


                       GENERAL ASSIGNMENT AND BILL OF SALE

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SCAN-OPTICS, INC. (the "Borrower"), hereby sells, assigns, transfers and conveys to SO Acquisition, LLC (the "Lender"), any and all of Borrower's right title and interest in, to and under all of its assets and properties which constitute "Collateral" under the Loan Documents (as defined in the below-referenced Credit Agreement) (including, but not limited to those assets listed on Exhibit I annexed hereto, hereinafter referred to collectively as the "Subject Assets"), as follows: (a) to the extent the Subject Assets are subject to a security interest in favor of the Lender or the Agent under the Credit Agreement under Article 9 of the Uniform Commercial Code of the State of Delaware and the equivalent provisions of each other relevant jurisdiction (collectively, the "UCC") such Subject Assets shall be sold, assigned, transferred and conveyed to the Lender by virtue of the provisions of
Section 9-620 of the UCC free and clear of all liens and security interests including, but not limited to, all parties whose interests are subordinate to the liens and security interests of the Lender in partial satisfaction of Obligations (as defined in the Credit Agreement) and (b) all remaining Subject Assets shall be sold, assigned, transferred and conveyed to the Lender by other applicable law or as payment in kind for the remaining balance of the Obligations; provided, however, that the Subject Assets shall not include the Excluded Assets (as defined on Exhibit II annexed hereto). This General Assignment and Bill of Sale is being delivered pursuant to the Foreclosure Agreement (as defined below).

         This sale is made to the Lender as secured creditor of the Borrower pursuant to its rights under (i) that certain Third Amended and Restated Credit Agreement dated as of March 30,

2004, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of June 27, 2005 (as so amended, and as further amended, restated, supplemented or otherwise modified from time to time, and certain other documents, instruments and agreements executed pursuant thereto or in connection therewith, the "Credit Agreement"), (ii) that certain Foreclosure Agreement dated as of August 5, 2005 (the "Foreclosure Agreement") among the Agent, the Lender and the Borrower, and (iii) applicable law.


      [Remainder of page intentionally left blank; signature page follows]

         IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale and General Assignment to be duly executed as of the 5th day of August, 2005.


                                                     SCAN-OPTICS, INC.



                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:

                                    EXHIBIT B

                     FORM OF LETTER AUTHORIZING USE OF NAME




                                 August __, 2005



State of Delaware
Division of Corporations
401 Federal Street, Suite 4
Dover, DE 19901

         Re:      Scan-Optics, LLC - Consent to Use Name

Ladies and Gentlemen:

         Scan-Optics, Inc., a corporation organized on or about September 20, 1968, under the laws of the State of Delaware, does hereby consent to the use of the name "Scan-Optics, LLC" by SO Acquisition, LLC.



                                     Scan-Optics, Inc.


                                     By: ______________________________
                                         Peter Stelling
                                         Chief Financial Officer, Vice
                                         President, Secretary  and Treasurer

                                   EXHIBIT C-1

                          FORM OF ASSIGNMENT OF PATENT


         This  assignment  is made  between  ____________________,  a __________
corporation whose address is ______________________________ ("Assignor"), and ____________________, a __________ corporation whose address is --------
______________________________ ("Assignee"). --------

         WHEREAS, Assignor is the owner of all rights, title, and interest in and to United States Patent No. __________, entitled ______________ that issued on __________ (the "Patent"); and ------

         WHEREAS, Assignee is desirous of acquiring Assignor's right, title and interest in and to said Patent so as to become the sole owner of the Patent;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, that:


         Assignor hereby sells, assigns, transfers, and sets over unto Assignee, its successors and assigns, free of all encumbrances subordinate to security interests held by Assignee, Assignor's entire right, title, and interest in and to said Patent and the inventions claimed therein, including: all original, reissued, and reexamined letters patent that originate therefrom in this and in foreign countries, all rights of priority, all related nonprovisional, continuation, divisional, continuation-in-part and substitute patent applications that may be filed therefor in this and in foreign countries, and all original, reissued, and reexamined letters patents that may issue from said continuation, divisional, continuation-in-part and substitute applications, together with the rights to all income derived from said Patent, including the right to sue for past infringement thereof and to recover all damages therefrom for its own use and behalf and for the use and behalf of its successors and assigns or other legal representatives; said Patent to be held and enjoyed by Assignee, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made.

         Assignor agrees to perform such proper additional acts, and to execute such additional documents, as are deemed necessary by the governmental agencies having jurisdiction over said Patent to effect the transfer of all of Assignor's right, title and interest therein to Assignee, its successors and assigns. In furtherance thereof, Assignor hereby authorizes such governmental agencies to identify Assignee as the owner of all letters patent issuing from applications pending among said Patent.

Dated: ____________________


ASSIGNOR _________                                   ASSIGNEE
--------                                             --------


By:______________________________           By:____________________________
Name:____________________________           Name:__________________________
Title:_____________________________         Title:___________________________

                                   EXHIBIT C-2

            FORM OF ASSIGNMENT OF TRADEMARK AND ACCOMPANYING GOODWILL


         This  assignment  is made  between  ____________________,  a __________
corporation whose address is ______________________________ ("Assignor"), and ____________________, a __________ corporation whose address is
______________________________ ("Assignee"). --------

         WHEREAS, Assignor is the owner of the trademark _______________________ in the United States and the registration therefor in the United States Patent and Trademark Office, Registration No. __________________ (the "Mark"), and all the rights appurtenant thereto, including but not limited to, all common law rights, causes of action and the right to recover for past infringement, dilution or other misappropriation thereof; and

         WHEREAS, Assignee is desirous of acquiring Assignor's rights in the Mark and all rights appurtenant thereto;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, that:

         Assignor assigns to Assignee all its rights, title and interest in and to the Mark in the United States, and the registration therefor in the United States Patent and Trademark Office, Registration No. _____________, together with the goodwill of the business connected with the use of and symbolized by said Mark, and together with any and all interests, claims and rights for damages and profits by reason of any past infringement or unauthorized use of the Mark, false designations of origin, unfair competition, deceptive trade practices and/or dilution related to the Mark, use of confusingly similar marks or names by others and all other related causes of action and the right to sue therefor.

         Assignor agrees to perform all reasonable and proper additional acts and to execute any additional documents at the request and expense of Assignee which Assignee may require in order to transfer all of Assignor's rights, title and interest in and to the Mark to Assignee, its successors or assigns.

Dated: ____________________

ASSIGNOR _________                                   ASSIGNEE
--------                                             --------


By:______________________________           By:____________________________
Name:____________________________           Name:__________________________
Title:_____________________________         Title:___________________________

                                    EXHIBIT D

                           FORM OF INSTRUCTION LETTER


                              [Borrower Letterhead]






                                                           August [___], 2005

[BANK]

         Re:      Bank Account [_______]


Dear Ladies and Gentlemen:

         This letter is to inform you that effective August 5, 2005, Scan-Optics, Inc. has transferred all of its rights, title and interest in all amounts deposited in or credited to Account No. _____ from time to time to SO Acquisition, LLC ( the "Accounts"). Please follow the instructions of SO Acquisition, LLC with respect to such Accounts.

         Should you have any questions regarding the foregoing, please call ________ at __________.

                                   Very truly yours,




                                   Scan-Optics, Inc.




                                   By: ______________________________
                                        Peter Stelling
                                        Chief Financial Officer, Vice
                                        President, Secretary  and Treasurer